Exhibit 4.2

36KR HOLDINGS INC. Number Class A Ordinary Shares Incorporated under the laws of the Cayman Islands Share capital is US$500,000 divided into (i) 4,903,917,300 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 96,082,700 Class B Ordinary Shares of a par value of US$0.0001 each. . THIS IS TO CERTIFY THAT is the registered holder of Class A Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof. EXECUTED on behalf of the said Company on the day of 2019 by: DIRECTOR

36KR HOLDINGS INC. Number Class B Ordinary Shares Incorporated under the laws of the Cayman Islands Share capital is US$500,000 divided into (i) 4,903,917,300 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 96,082,700 Class B Ordinary Shares of a par value of US$0.0001 each. . THIS IS TO CERTIFY THAT is the registered holder of Class B Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof. EXECUTED on behalf of the said Company on the day of 2019 by: DIRECTOR